Exhibit 10.2

EXECUTION VERSION

GUARANTY AND SECURITY AGREEMENT

dated as of June 24, 2016

made by

TESSCO TECHNOLOGIES INCORPORATED,

as Parent

and

THE OTHER GRANTORS FROM TIME TO TIME PARTY HERETO

in favor of

SUNTRUST BANK
as Administrative Agent

i

Schedules

Schedule 1	-	[Reserved.]
Schedule 2	-	[Reserved.]
Schedule 3	-	Filings and Other Actions Required to Perfect Security Interests
Schedule 4	-	Legal Name, Organizational Status, Chief Executive Office
Schedule 5	-	Prior Names and Prior Chief Executive Offices
Schedule 6	-	[Reserved.]
Schedule 7	-	[Reserved.]
Schedule 8	-	[Reserved.]
Annexes
Annex I	-	Form of Assumption Agreement

GUARANTY AND SECURITY AGREEMENT

THIS GUARANTY AND SECURITY AGREEMENT, dated as of June 24, 2016, is made by TESSCO TECHNOLOGIES INCORPORATED, a Delaware corporation (the “Parent”), and certain Subsidiaries of the Parent identified on the signature pages hereto as “Guarantors” (together with the Parent and any other Subsidiary of the Parent that becomes a party hereto from time to time after the date hereof, each, a “Grantor,” and, collectively, the “Grantors”), in favor of SUNTRUST BANK, as administrative agent (in such capacity, together with its successors and assigns, the “Administrative Agent”) for the Secured Parties (as defined below).

WHEREAS, the Parent is party to that certain Credit Agreement, dated as of the date hereof, among the Parent, the Subsidiaries of Parent party thereto as “Borrowers,” the Lenders from time to time parties thereto, the Issuing Bank, and the Administrative Agent, providing for a revolving credit facility (as the same may be amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, it is a condition precedent to the obligations of the Lenders, the Issuing Bank, and the Administrative Agent under the Loan Documents that the Grantors are required to enter into this Agreement, pursuant to which the Grantors (other than the Borrowers) shall guaranty all Obligations of the Borrowers, and the Grantors (including the Borrowers) shall grant Liens on their personal property as described herein to the Administrative Agent, on behalf of the Secured Parties, to secure their respective Obligations;

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent, the Lenders, and the Issuing Bank to enter into the Credit Agreement and to induce the Lenders and the Issuing Bank to make their respective extensions of credit to the Borrowers thereunder, each Grantor hereby agrees with the Administrative Agent, for the ratable benefit of the Secured Parties, as follows:

ARTICLE I

DEFINITIONS

Section 1.1                                   Definitions. Each term defined above shall have the meaning set forth above for all purposes of this Agreement.  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings assigned to such terms in the Credit Agreement, and the terms “Account Debtor,” “Accounts,” “Chattel Paper,” “Commercial Tort Claims,” “Deposit Accounts,” “Documents,” “Electronic Chattel Paper,” “Equipment,” “Fixtures,” “General Intangibles,” “Goods,” “Instruments,” “Inventory,” “Investment Property,” “Letter-of-Credit Rights,” “Payment Intangibles,” “Proceeds,” “Supporting Obligations,” and “Tangible Chattel Paper” shall have the meanings assigned to such terms in the UCC as in effect on the date hereof:

(b)                                 The following terms shall have the following meanings:

“Agreement” shall mean this Guaranty and Security Agreement, as amended, restated, supplemented, or otherwise modified from time to time.

“Collateral” shall have the meaning set forth in Section 3.1.

“Excluded Property” shall mean (a) any non-material lease, license, contract or agreement to which any Grantor is a party, and any of its rights or interests thereunder, if and to the extent that a security interest therein is prohibited by or in violation of (x) any applicable law, or (y) a term, provision or condition of any such lease, license, contract or agreement (unless in each case, such applicable law, term, provision or condition would be rendered ineffective with respect to the creation of such security interest pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law or principles of equity) and (b) property owned by any Grantor that is subject to a purchase money Lien or a Capitalize Lease Obligation permitted under the Credit Agreement if the contractual obligation pursuant to which such Lien is granted (or in the document providing for such Capitalize Lease Obligation) prohibits or requires the consent of any Person other than a Grantor which has not been obtained as a condition to the creation of any other Lien on such equipment (unless in each case, such applicable law, term, provision or condition would be rendered ineffective with respect to the creation of such security interest pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law or principles of equity), provided, however, that the foregoing shall cease to be treated as “Excluded Property” (and shall constitute Collateral) immediately at such time as the contractual or legal prohibition shall no longer be applicable and to the extent severable, such security interest shall attach immediately to any portion of such lease, license, contract or agreement not subject to the prohibitions specified in (a)(x) or (y) or (b) above, provided, further that Excluded Property shall not include any proceeds of any such lease, license, contract or agreement.

“Guaranteed Obligations” shall have the meaning set forth in Section 2.1(a).

“Guarantors” shall mean, collectively, each Grantor other than the Borrowers.

“Intellectual Property” means all copyright licenses, copyrights, patent licenses, patents, trademark licenses, and trademarks of each Grantor.

“Monetary Obligation” shall mean a monetary obligation secured by Goods or owed under a lease of Goods and includes a monetary obligation with respect to software used in Goods.

“Note” shall mean an instrument that evidences a promise to pay a Monetary Obligation and any other instrument within the description of “promissory note” as defined in Article 9 of the UCC.

“Qualified ECP Guarantor” shall mean, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Secured Obligations” shall have the meaning set forth in Section 3.1.

“Secured Parties” shall mean the Administrative Agent, the Lenders, the Issuing Bank, the Lender-Related Hedge Providers, and the Bank Product Providers.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

Section 1.2                                   Other Definitional Provisions; References.  The definition of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes,” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument, or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, or otherwise modified (subject to any restrictions on such amendments, supplements, or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits, Schedules and Annexes shall, unless otherwise stated, be construed to refer to Articles and Sections of, and Exhibits, Schedules, and Annexes to, this Agreement, and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, accounts, and contract rights.  Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

ARTICLE II

GUARANTEE

Section 2.1                                   Guarantee.

(a)                                 Each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, (i) the due and punctual payment of all Obligations of the Borrowers and the other Loan Parties including, without limitation, (A) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (B) each payment required to be made by any Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement or disbursements, interest thereon and obligations to provide cash collateral, and (C) all other monetary obligations, including fees, costs, expenses, and indemnities, whether primary, secondary, direct, contingent, fixed, or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership, or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Loan Parties to the Administrative Agent, the Lenders and the Issuing Bank under the Credit Agreement and the other Loan Documents; (ii) the due and punctual performance of all covenants, agreements, obligations, and liabilities of the Loan Parties under or pursuant to the Credit Agreement and the other Loan Documents; (iii) the due and punctual payment of all Bank Product Obligations; and (iv) the due and punctual payment and performance of all Hedging Obligations that constitute Obligations with respect to such Guarantor (all the monetary and other obligations referred to in the preceding clauses (i) through (iv) being collectively called the “Guaranteed Obligations”).  Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice to or further assent from such Guarantor, and that such Guarantor will remain bound upon its guarantee notwithstanding any extension or renewal of any Guaranteed Obligations.

(b)                                 Each Guarantor further agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any Secured Party to any of the security held for payment of the Guaranteed Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent or any Secured Party in favor of the Parent or any other Guarantor.

(c)                                  It is the intent of each Guarantor and the Administrative Agent that the maximum obligations of the Guarantors hereunder shall be, but not in excess of:

(i)                                     in a case or proceeding commenced by or against any Guarantor under the provisions of Title 11 of the United States Code, 11 U.S.C. §§101 et seq., as amended and in effect from time to time (the “Bankruptcy Code”), on or within one year from the date on which any of the Guaranteed Obligations are incurred, the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of such Guarantor owed to the Administrative Agent or the Secured Parties) to be avoidable or unenforceable against such Guarantor under (i) Section 548 of the Bankruptcy Code or (ii) any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

(ii)                                  in a case or proceeding commenced by or against any Guarantor under the Bankruptcy Code after one year from the date on which any of the Guaranteed Obligations are incurred, the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of such Guarantor to the Administrative Agent or the Secured Parties) to be avoidable or unenforceable against such Guarantor under any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

(iii)                               in a case or proceeding commenced by or against any Guarantor under any law, statute, or regulation other than the Bankruptcy Code (including, without limitation, any other bankruptcy, reorganization, arrangement, moratorium, readjustment of debt, dissolution, liquidation, or similar debtor relief laws), the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of such Guarantor to the Administrative Agent or the Secured Parties) to be avoidable or unenforceable against such Guarantor under such law, statute or regulation, including, without limitation, any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding.

(d)                                 The substantive laws under which the possible avoidance or unenforceability of the Guaranteed Obligations (or any other obligations of such Guarantor to the Administrative Agent or the Secured Parties) as may be determined in any case or proceeding shall hereinafter be referred to as the “Avoidance Provisions.”  To the extent set forth in subsections (c)(i), (c)(ii), and (c)(iii) of this Section, but only to the extent that the Guaranteed Obligations would otherwise be subject to avoidance or found unenforceable under the Avoidance Provisions, if any Guarantor is not deemed to have received valuable consideration, fair value or reasonably equivalent value for the Guaranteed Obligations, or if the Guaranteed Obligations would render such Guarantor insolvent, or leave such Guarantor with an unreasonably small capital to conduct its business, or cause such Guarantor to have incurred debts (or to have intended to have incurred debts) beyond its ability to pay such debts as they mature, in each case as of the time any of the Guaranteed Obligations are deemed to have been incurred under the Avoidance Provisions and after giving effect to the contribution by such Guarantor, the maximum Guaranteed Obligations for which such Guarantor shall be liable hereunder shall be reduced to that amount which, after giving effect thereto, would not cause the Guaranteed Obligations (or any other obligations of such Guarantor to the Administrative Agent or the Secured Parties), as so reduced, to be subject to avoidance or unenforceability under the Avoidance Provisions.

(e)                                  This Section is intended solely to preserve the rights of the Administrative Agent and the Secured Parties hereunder to the maximum extent that would not cause the Guaranteed Obligations of such Guarantor to be subject to avoidance or unenforceability under the Avoidance Provisions, and none of any Grantor nor any other Person shall have any right or claim under this Section as against the Administrative Agent or any Secured Party that would not otherwise be available to such Person under the Avoidance Provisions.

(f)                                   Each Guarantor agrees that if the maturity of any of the Guaranteed Obligations is accelerated by bankruptcy or otherwise, such maturity shall also be deemed accelerated for the purpose of this guarantee without demand or notice to such Guarantor.  The guarantee contained in this Article shall remain in full force and effect until all Guaranteed Obligations are irrevocably satisfied in full and all Commitments have been irrevocably terminated, notwithstanding that, from time to time during the term of the Credit Agreement, no Obligations may be outstanding.

Section 2.2                                   Payments.  Each Guarantor hereby agrees and guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in U.S. dollars at the office of the Administrative Agent specified pursuant to the Credit Agreement.

ARTICLE III

GRANT OF SECURITY INTEREST

Section 3.1                                   Grant of Security Interest.  Each Grantor grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest and whether now existing or hereafter coming into existence (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration, or otherwise) of the Obligations (collectively, the “Secured Obligations”):

(a)                                 all Inventory, together with Grantors’ interest in all Goods (including returned Goods), the sale of which gave rise to any Account;

(b)                                 all Documents relating to the warehousing or shipment of Goods which are or will be Inventory of a Grantor, together with any and all rights of stoppage in-transit, redirection, and replevin in respect of such Goods;

(c)                                  all Accounts;

(d)                                 all Chattel Paper relating to or evidencing any Grantor’s sale of any Inventory;

(e)                                  all General Intangibles relating to any Accounts or any Inventory, including all contracts related to the sale or purchase of Inventory by a Grantor and other agreements, or arrangements of whatever character from time to time supporting or securing payment of any of the foregoing;

(f)                                   all Instruments arising from the sale or other disposition of any Account or Inventory or any settlement of any Account;

(g)                                  all Deposit Accounts;

(h)                                 Letter-of-Credit Rights relating to or supporting the sale of Inventory or the collection of any Account;

(i)                                     all books and records and other information (including computer programs, files, tapes, discs, punch cards, data processing software, and related property and rights) to the extent evidencing or relating to any of the foregoing;

(j)                                    all rights to payment for money or funds arising out of the use of a credit or charge card or information contained on or for use with the card; and

(k)                                 to the extent not otherwise included above, substitutions, replacements, accessions, products, and other Proceeds (including, without limitation, insurance proceeds, income, payments, claims, damages, and proceeds of suit) of any or all of the foregoing and all collateral security, guarantees, and other Supporting Obligations given with respect to any of the foregoing.

Any of the foregoing to the contrary notwithstanding, Collateral shall not include Excluded Property.

Section 3.2                                   Grantors Remain Liable under Accounts, Chattel Paper, and Payment Intangibles.                  Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Accounts, Chattel Paper, and Payment Intangibles to observe and perform all of the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account, Chattel Paper, or Payment Intangible.  Neither the Administrative Agent nor any other Secured Party shall have any obligation or liability under any Account, Chattel Paper, or Payment Intangible (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any such other Secured Party of any payment relating to such Account, Chattel Paper, or Payment Intangible pursuant hereto, nor shall the Administrative Agent or any other Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Account, Chattel Paper, or Payment Intangible (or any agreement giving rise thereto) to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account, Chattel Paper, or Payment Intangible (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

ARTICLE IV

ACKNOWLEDGMENTS, WAIVERS, AND CONSENTS

Section 4.1                                   Acknowledgments, Waivers, and Consents. (a) Each Guarantor acknowledges and agrees that the obligations undertaken by it under this Agreement involve the guarantee of, and each Grantor acknowledges and agrees that the obligations undertaken by it under this Agreement involve the provision of collateral security for, Obligations of Persons other than such Grantor and that such Grantor’s guarantee and provision of collateral security for the Secured Obligations are absolute, irrevocable, and unconditional under any and all circumstances.  In full recognition and furtherance of the foregoing, each Grantor understands and agrees, to the fullest extent permitted under applicable law and except as may otherwise be expressly and specifically provided in the Loan Documents, that each Grantor shall remain obligated hereunder (including, without limitation, with respect to each Guarantor the guarantee made by it herein and, with respect to each Grantor, the collateral security provided by such Grantor herein), and the enforceability and effectiveness of this Agreement and the liability of such Grantor, and the rights, remedies, powers, and privileges of the Administrative Agent and the other Secured Parties under this Agreement and the other Loan Documents, shall not be affected, limited, reduced, discharged, or terminated in any way:

(i)                               notwithstanding that, without any reservation of rights against any Grantor and without notice to or further assent by any Grantor, (A) any demand for payment of any of the Secured Obligations made by the Administrative Agent or any other Secured Party may be rescinded by the Administrative Agent or such other Secured Party and any of the Secured Obligations continued; (B)

the Secured Obligations, the liability of any other Person upon or for any part thereof or any collateral security or guarantee therefor or right of offset with respect thereto may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered, or released by, or any indulgence or forbearance in respect thereof granted by, the Administrative Agent or any other Secured Party; (C) the Credit Agreement, the other Loan Documents and all other documents executed and delivered in connection therewith or in connection with Hedging Obligations and Bank Product Obligations included as Obligations may be amended, modified, supplemented, or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders, all Lenders, or the other parties thereto, as the case may be) may deem advisable from time to time; (D) the Parent, any Guarantor, or any other Person may from time to time accept or enter into new or additional agreements, security documents, guarantees, or other instruments in addition to, in exchange for or relative to any Loan Document, all or any part of the Secured Obligations or any Collateral now or in the future serving as security for the Secured Obligations; (E) any collateral security, guarantee, or right of offset at any time held by the Administrative Agent or any other Secured Party for the payment of the Secured Obligations may be sold, exchanged, waived, surrendered, or released; and (F) any other event shall occur which constitutes a defense or release of sureties generally (other than a defense of payment or performance); and

(ii)                            regardless of, and each Grantor hereby expressly waives to the fullest extent permitted by law any defense now or in the future arising by reason of, (A) the illegality, invalidity, or unenforceability of the Credit Agreement, any other Loan Document, any of the Secured Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any other Secured Party; (B) any defense, set-off, or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Grantor or any other Person against the Administrative Agent or any other Secured Party; (C) the insolvency, bankruptcy arrangement, reorganization, adjustment, composition, liquidation, disability, dissolution, or lack of power of any Grantor or any other Person at any time liable for the payment of all or part of the Secured Obligations or the failure of the Administrative Agent or any other Secured Party to file or enforce a claim in bankruptcy or other proceeding with respect to any Person, or any sale, lease, or transfer of any or all of the assets of any Grantor, or any changes in the shareholders of any Grantor; (D) the fact that any Collateral or Lien contemplated or intended to be given, created, or granted as security for the repayment of the Secured Obligations shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other Lien, it being recognized and agreed by each Grantor that it is not entering into this Agreement in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectability, or value of any of the Collateral for the Secured Obligations; (E) any failure of the Administrative Agent or any other Secured Party to marshal assets in favor of any Grantor or any other Person, to exhaust any collateral for all or any part of the Secured Obligations, to pursue or exhaust any right, remedy, power, or privilege it may have against any Grantor or any other Person or to take any action whatsoever to mitigate or reduce any Grantor’s liability under this Agreement or any other Loan Document; (F) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety’s or guarantor’s obligation in proportion to the principal obligation; or (G) any other circumstance or act whatsoever, including any action or omission of the type described in subsection (a)(i) of this Section (with or without notice to or knowledge of any Grantor), which constitutes, or might be construed to constitute, an equitable or legal discharge or defense of the Parent or any Borrower for the Obligations, or of such Guarantor under the guarantee contained in Article II, or with respect to the collateral security provided by such Grantor herein, or which might be available to a surety or guarantor, in bankruptcy or in any other instance.

(b)                                 Each Grantor hereby waives to the extent permitted by law (i) except as expressly provided otherwise in any Loan Document, all notices to such Grantor, or to any other Person, including, but not limited to, notices of the acceptance of this Agreement, the guarantee contained in Article II or the provision of collateral security provided herein, or the creation, renewal, extension, modification, or accrual of any Secured Obligations, or notice of or proof of reliance by the Administrative Agent or any other Secured Party upon the guarantee contained in Article II or upon the collateral security provided herein, or of default in the payment or performance of any of the Secured Obligations owed to the Administrative Agent or any other Secured Party and enforcement of any right or remedy with respect thereto, or notice of any other matters relating thereto; the Secured Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended, or waived, in reliance upon the guarantee contained in Article II and the collateral security provided herein and no notice of creation of the Secured Obligations or any extension of credit already or hereafter contracted by or extended to the Borrowers need be given to any Grantor, and all dealings between the Parent and any Grantor, on the one hand, and the Administrative Agent and the other Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in Article II and on the collateral security provided herein; (ii) diligence and demand of payment, presentment, protest, dishonor, and notice of dishonor; (iii) any statute of limitations affecting any Grantor’s liability hereunder or the enforcement thereof; (iv) all rights of revocation with respect to the Secured Obligations, the guarantee contained in Article II, and the provision of collateral security herein; and (v) all principles or provisions of law which conflict with the terms of this Agreement and which can, as a matter of law, be waived.

(c)                                  When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Grantor, the Administrative Agent, or any other Secured Party may, but shall be under no obligation to, join or make a similar demand on or otherwise pursue or exhaust such rights and remedies as it may have against any other Grantor or any other Person or against any collateral security or guarantee for the Secured Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any other Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from such other Grantor or such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of such other Grantor or such other Person or any such collateral security, guarantee or right of offset, shall not relieve any Grantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any other Secured Party against any Grantor.  For the purposes hereof, “demand” shall include the commencement and continuance of any legal proceedings.  Neither the Administrative Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Secured Obligations or for the guarantee contained in Article II or any property subject thereto.

Section 4.2                                   No Subrogation, Contribution or Reimbursement.  Until all Secured Obligations are irrevocably satisfied in full and all commitments of each Secured Party under the Credit Agreement or any other Loan Document have been irrevocably terminated, notwithstanding any payment made by any Grantor hereunder or any set-off or application of funds of any Grantor by the Administrative Agent or any other Secured Party, no Grantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any other Secured Party against any other Grantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any other Secured Party for the payment of the Secured Obligations, nor shall any Grantor seek or be entitled to seek any indemnity, exoneration, participation, contribution or reimbursement from any other Grantor in respect of payments made by such Grantor hereunder, and each Grantor hereby expressly waives, releases and agrees not to exercise any or all such rights of subrogation, reimbursement, indemnity and contribution.  Each Grantor further agrees that to the extent that such waiver and release set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement, indemnity and contribution such Grantor may have against any other Grantor or against any collateral or security or guarantee or right of offset held by the Administrative Agent or any other Secured Party shall be junior and subordinate to any rights the Administrative Agent and the other Secured Parties may have against the Grantors and to all right, title and interest the Administrative Agent and the other Secured Parties may have in such collateral or security or guarantee or right of offset.  The Administrative Agent, for the benefit of the Secured Parties, may use, sell, or dispose of any item of Collateral or security as it sees fit without regard to any subrogation rights any Grantor may have, and upon any disposition or sale, any rights of subrogation any Grantor may have shall terminate.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the other Secured Parties to enter into the Credit Agreement and the other Loan Documents, to induce the Lenders and the Issuing Bank to make their respective extensions of credit to the Borrowers thereunder and to induce the Lender-Related Hedge Providers and the Bank Product Providers to enter into Hedging Obligations and Bank Product Obligations with Borrowers, each Grantor represents and warrants to the Administrative Agent and each other Secured Party as follows:

Section 5.1                                   Confirmation of Representations in Credit Agreement.  Each Grantor represents and warrants to the Secured Parties that the representations and warranties set forth in Article IV of the Credit Agreement as they relate to such Grantor (in its capacity as a Loan Party or a Subsidiary of the Parent, as the case may be) or to the Loan Documents to which such Grantor is a party are true and correct in all material respects; provided that each reference in each such representation and warranty to each Borrower’s knowledge shall, for the purposes of this Section, be deemed to be a reference to such Guarantor’s knowledge.

Section 5.2                                   Benefit to the Guarantors. As of the Closing Date, each Borrower is a member of an affiliated group of companies that includes each Guarantor, and the Borrowers and the Guarantors are engaged in related businesses permitted pursuant to Section 5.3 of the Credit Agreement.  Each Guarantor (other than Parent) is a Subsidiary of the Parent, and the guaranty and surety obligations of each Guarantor pursuant to this Agreement reasonably may be expected to benefit, directly or indirectly, such Guarantor; and each Guarantor has determined that this Agreement is necessary and convenient to the conduct, promotion, and attainment of the business of such Guarantor and the Borrowers.

Section 5.3                                   First Priority Liens.  The security interests granted pursuant to this Agreement (a) upon completion of the filings of UCC financing statements specified on Schedule 3 (which, in the case of all filings referred to on said Schedule have been delivered to the Administrative Agent in completed and duly executed form) will constitute valid perfected security interests in all of the Collateral in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor’s obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor and (b) are before all other Liens on the Collateral in existence on the Closing Date, except for Permitted Encumbrances which may have priority over the Liens on the Collateral by operation of law.

Section 5.4                                   Legal Name, Organizational Status, Chief Executive Office.  On the Closing Date, the correct legal name of such Grantor, such Grantor’s jurisdiction of organization, organizational identification number, federal (and, if applicable, state) taxpayer identification number and the location of such Grantor’s chief executive office or sole place of business are specified on Schedule 4.

Section 5.5                                   Prior Names, Prior Chief Executive Offices.  Schedule 5 correctly sets forth (a) all names and trade names that such Grantor has used in the last five years and (b) the chief executive office of such Grantor over the last five years (if different from that which is set forth in Section 5.4).

Section 5.6                                   Goods.  Except to the extent otherwise permitted under the Credit Agreement, no portion of the Collateral constituting Goods with an aggregate value of $100,000 or more is at any time in the possession of a bailee that has issued a negotiable or non-negotiable document covering such Collateral.

Section 5.7                                   Chattel Paper.  No Collateral constituting Chattel Paper or Instruments contains any statement therein to the effect that such Collateral has been assigned to an identified party other than the Administrative Agent, and the grant of a security interest in such Collateral in favor of the Administrative Agent hereunder does not violate the rights of any other Person as a secured party.

Section 5.8                                   Accuracy of Information; Accounts.  All information with respect to the Collateral set forth in any schedule, certificate or other writing at any time heretofore or hereafter furnished by such Grantor to the Administrative Agent or any other Secured Party, and all other written information heretofore or hereafter furnished by such Grantor to the Administrative Agent or any other Secured Party, is and will be true and correct in all material respects as of the date furnished.  The amount represented by such Grantor to the Administrative Agent and the other Secured Parties from time to time as owing by each Account Debtor or by all Account Debtors in respect of the Accounts, Chattel Paper, and Payment Intangibles will at such time be the correct amount actually owing by such Account Debtor or Account Debtors thereunder.  The place where each Grantor keeps its records concerning the Accounts, Chattel Paper, and Payment Intangibles comprising a portion of the Collateral is 11126 McCormick Road, Hunt Valley, Maryland 21031.

ARTICLE VI

COVENANTS

Each Grantor covenants and agrees with the Administrative Agent and the other Secured Parties that, from and after the date of this Agreement until the Secured Obligations shall have been paid in full, no Letter of Credit shall be outstanding and all Commitments shall have been terminated:

Section 6.1                                   Covenants in Credit Agreement.  In the case of each Guarantor, such Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor or any of its Subsidiaries.

Section 6.2                                   Maintenance of Perfected Security Interest; Further Documentation.

(a)                                 Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 5.3 and shall defend such security interest against the claims and demands of all Persons whomsoever, except for Permitted Liens.

(b)                                 At any time and from time to time, upon the reasonable request of the Administrative Agent or any other Secured Party, and at the sole expense of such Grantor, such Grantor will promptly and duly give, execute, deliver, indorse, file or record any and all financing statements, continuation statements, amendments, notices (including, without limitation, notifications to financial institutions and any other Person), contracts, agreements, assignments, certificates, or other instruments, obtain any and all governmental approvals and consents and take or cause to be taken any and all steps or acts that may be necessary or advisable to create, perfect, better perfect, establish the priority of, or to preserve the validity, perfection or priority of, the Liens granted by this Agreement or to enable the Administrative Agent or any other Secured Party to enforce its rights, remedies, powers and privileges under this Agreement with respect to such Liens or to otherwise obtain or preserve the full benefits of this Agreement and the rights, powers and privileges herein granted.  If and to the extent any Grantor obtains securities in connection with any amount owed to such Loan Party by an Account Debtor (whether because of such Account Debtor’s insolvency or otherwise), such securities shall be deemed to be Collateral hereunder and such Loan Party shall execute and deliver such documents, instruments, and agreements, and take such other actions with respect thereto, that the Administrative Agent may reasonably require from time to time to create or perfect (or better perfect) the Administrative Agent’s security interest therein.

(c)                                  Without limiting the obligations of any Grantor under subsection (b) of this Section, (i) upon the request of the Administrative Agent or any other Secured Party, such Grantor shall take or cause to be taken all actions (other than any actions required to be taken by the Administrative Agent) requested by the Administrative Agent to cause the Administrative Agent to have “control” (within the meaning of Sections 9-104, 9-105, 9-106, and 9-107 of the UCC) over any Collateral constituting Deposit Accounts, Electronic Chattel Paper, or Letter-of-Credit Rights, including, without limitation, executing and delivering any agreements, in form and substance satisfactory to the Administrative Agent, with securities intermediaries, issuers or other Persons in order to establish “control,” and each Grantor shall promptly notify the Administrative Agent and the other Secured Parties of such Grantor’s acquisition of any such Collateral; (ii) with respect to Collateral other than certificated securities and Goods covered by a document in the possession of a Person other than such Grantor or the Administrative Agent, such Grantor shall obtain written acknowledgment that such Person holds possession for the Administrative Agent’s benefit; and (iii) with respect to any Collateral constituting Goods that are in the possession of a bailee, such Grantor shall provide prompt notice to the Administrative Agent and the other Secured Parties of any such Collateral then in the possession of such bailee, and such Grantor shall take or cause to be taken all actions (other than any actions required to be taken by the Administrative Agent or any other Secured Party) necessary or requested by the Administrative Agent to cause the Administrative Agent to have a perfected security interest in such Collateral under applicable law.

(d)                                 This Section and the obligations imposed on each Grantor by this Section shall be interpreted as broadly as possible in favor of the Administrative Agent and the other Secured Parties in order to effectuate the purpose and intent of this Agreement.

Section 6.3                                   Maintenance of Records.  Such Grantor will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Accounts comprising any part of the Collateral.  For the Administrative Agent’s and the other Secured Parties’ further security, the Administrative Agent, for the ratable benefit of the Secured Parties, shall have a security interest in all of such Grantor’s books and records pertaining to the Collateral.

Section 6.4                                   Right of Inspection.  Upon request (with reasonable notice, unless an Event of Default has occurred and is continuing), the Administrative Agent and the other Secured Parties and their respective representatives shall at all reasonable times have full and free access during normal business hours to all the books, correspondence, and records of such Grantor, and the Administrative Agent and the other Secured Parties and their respective representatives may examine the same, take extracts therefrom and make photocopies thereof and shall upon request (with reasonable notice, unless an Event of Default has occurred and is continuing) at all reasonable times during normal business hours also have the right to enter into and upon any premises where any of the Collateral (including, without limitation,

Inventory or Equipment) is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein.  The Administrative Agent and the other Secured Parties shall be bound by the provisions of Section 10.11 of the Credit Agreement with respect to information obtained pursuant to this Section.

Section 6.5                                   Further Identification of Collateral.  Such Grantor will furnish to the Administrative Agent and the other Secured Parties from time to time, at such Grantor’s sole cost and expense, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

Section 6.6                                   Changes in Names, Locations.  Such Grantor recognizes that financing statements pertaining to the Collateral have been or may be filed where such Grantor is organized.  Without limitation of any other covenant herein, such Grantor will not cause or permit (i) any change to be made in its legal name, identity or corporate, limited liability company, or limited partnership structure or (ii) any change to (A) the identity of any warehouseman, common carrier, other third party transporter, bailee or any agent or processor in possession or control of any Collateral or (B) such Grantor’s jurisdiction of organization, unless such Grantor shall have first (1) notified the Administrative Agent and the other Secured Parties of such change at least 30 days before the date of such change, and (2) taken all action reasonably requested by the Administrative Agent or any other Secured Party for the purpose of maintaining the perfection and priority of the Administrative Agent’s security interests under this Agreement, and unless such Grantor shall otherwise be in compliance with Section 7.3 of the Credit Agreement.  In any notice furnished pursuant to this Section, such Grantor will expressly state in a conspicuous manner that the notice is required by this Agreement and contains facts that may require additional filings of financing statements or other notices for the purposes of continuing perfection of the Administrative Agent’s security interest in the Collateral.

Section 6.7                                   Compliance with Contractual Obligations.  Such Grantor will perform and comply in all material respects with all of its contractual obligations relating to the Collateral.

Section 6.8                                   Limitations on Dispositions of Collateral.  The Administrative Agent and the other Secured Parties do not authorize any Grantor to, and each Grantor agrees not to, sell, transfer, lease or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so, except to the extent expressly permitted by the Credit Agreement.

Section 6.9                                   [Reserved].

Section 6.10                            Limitations on Modifications, Waivers, Extensions of Agreements Giving Rise to Accounts.  Such Grantor will not (a) amend, modify, terminate, or waive any provision of any Chattel Paper, Instrument, or any agreement giving rise to an Account or Payment Intangible comprising a portion of the Collateral, or (b) fail to exercise promptly and diligently each and every right which it may have under any Chattel Paper, Instrument, or letter of credit and each agreement giving rise to an Account or Payment Intangible comprising a portion of the Collateral, except where such action or failure to act, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 6.11                            Analysis of Accounts.                        The Administrative Agent shall have the right at any time and from time to time upon reasonable prior notice to make test verifications of the Accounts, Chattel Paper, and Payment Intangibles comprising a portion of the Collateral in any manner and through any medium that it reasonably considers advisable, and each Grantor, at such Grantor’s sole cost and expense, shall furnish all such assistance and information as the Administrative Agent may require in connection therewith.

Section 6.12                            Instruments and Tangible Chattel Paper.  If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Tangible Chattel Paper and the value of such Instruments and Tangible Chattel Paper in the aggregate is $100,000 or more, each such Instrument or Tangible Chattel Paper, shall be delivered to the Administrative Agent as soon as practicable, duly endorsed in a manner satisfactory to the Administrative Agent to be held as Collateral pursuant to this Agreement.

ARTICLE VII

REMEDIAL PROVISIONS

Section 7.1                                   [Reserved].

Section 7.2                                   Collections on Accounts.  The Administrative Agent hereby authorizes each Grantor to collect upon the Accounts, Instruments, Chattel Paper, and Payment Intangibles subject to the Administrative Agent’s direction and control, and the Administrative Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default.  Upon the request of the Administrative Agent, at any time after the occurrence and during the continuance of an Event of Default each Grantor shall notify the applicable Account Debtors that the applicable Accounts, Chattel Paper, and Payment Intangibles have been assigned to the Administrative Agent for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Administrative Agent.  At any time during a Liquidity Period, the Administrative Agent may in its own name or in the name of others communicate with the applicable Account Debtors to verify with them to its satisfaction the existence, amount and terms of any applicable Accounts, Chattel Paper, or Payment Intangibles.

Section 7.3                                   Proceeds.  If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Accounts, Instruments, Chattel Paper, and Payment Intangibles comprising a portion of the Collateral, when collected or received by each Grantor, and any other cash or non-cash Proceeds received by each Grantor upon the sale or other disposition of any Collateral, shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Administrative Agent in a special collateral account maintained by the Administrative Agent subject to withdrawal by the Administrative Agent for the ratable benefit of the Secured Parties only, as hereinafter provided, and, until so turned over, shall be held by such Grantor in trust for the Administrative Agent for the ratable benefit of the Secured Parties segregated from other funds of any such Grantor.  Each deposit of any such Proceeds shall be accompanied by a report identifying in detail the nature and source of the payments included in the deposit.  All Proceeds of the Collateral (including, without limitation, Proceeds constituting collections of Accounts, Chattel Paper, Instruments, or Payment Intangibles comprising a portion of the Collateral) while held by the Administrative Agent (or by any Grantor in trust for the Administrative Agent for the ratable benefit of the Secured Parties) shall continue to be collateral security for all of the Secured Obligations and shall not constitute payment thereof until applied as hereinafter provided.  At such intervals as may be agreed upon by each Grantor and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent’s election, the Administrative Agent shall apply all or any part of the funds on deposit in said special collateral account on account of the Secured Obligations in the order set forth in Section 8.2 of the Credit Agreement, and any part of such funds which the Administrative Agent elects not so to apply and deems not required as collateral security for the Secured Obligations shall be paid over from time to time by the Administrative Agent to each Grantor or to whomsoever may be lawfully entitled to receive the same.

Section 7.4                                   UCC and Other Remedies.

(a)                                 If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Secured Parties, may exercise in its discretion, in addition to all other rights, remedies, powers and privileges granted to them in this Agreement, the other Loan Documents, and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights, remedies, powers and privileges of a secured party under the UCC (regardless of whether the UCC is in effect in the jurisdiction where such rights, remedies, powers or privileges are asserted) or any other applicable law or otherwise available at law or equity.  Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, presentments, protests, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any other Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  The Administrative Agent or any other Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released.  If an Event of Default shall occur and be continuing, each Grantor further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere.  Any such sale or transfer by the Administrative Agent either to itself or to any other Person shall be absolutely free from any claim of right by any Grantor, including any equity or right of redemption, stay or appraisal which such Grantor has or may have under any rule of law, regulation or statute now existing or hereafter adopted.  Upon any such sale or transfer, the Administrative Agent shall have the right to deliver, assign and transfer to the purchaser or transferee thereof the Collateral so sold or transferred.  The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the other Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in accordance with Section 8.2 of the Credit Agreement, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-615 of the UCC, need the Administrative Agent account for the surplus, if any, to any Grantor.  To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any other Secured Party arising out of the exercise by them of any rights hereunder.  If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten days before such sale or other disposition.

(b)                                 In the event that the Administrative Agent elects not to sell the Collateral, the Administrative Agent retains its rights to dispose of or utilize the Collateral or any part or parts thereof in any manner authorized or permitted by law or in equity and to apply the proceeds of the same towards payment of the Secured Obligations.  Each and every method of disposition of the Collateral described in this Agreement shall constitute disposition in a commercially reasonable manner.  The Administrative

Agent may appoint any Person as agent to perform any act or acts necessary or incident to any sale or transfer of the Collateral.

Section 7.5                                   [Reserved].

Section 7.6                                   Waiver; Deficiency.                               To the extent permitted by applicable law, each Grantor waives and agrees not to assert any rights or privileges which it may acquire under the UCC or any other applicable law.  To the extent permitted by applicable law, each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations or Guaranteed Obligations, as the case may be, and the actual, documented, out-of-pocket costs, fees, and expenses of any attorneys employed by the Administrative Agent or any other Secured Party to collect such deficiency.

Section 7.7                                   Non-Judicial Enforcement.                                       The Administrative Agent may enforce its rights hereunder without prior judicial process or judicial hearing, and, to the extent permitted by law, each Grantor expressly waives any and all legal rights which might otherwise require the Administrative Agent to enforce its rights by judicial process.

ARTICLE VIII

THE ADMINISTRATIVE AGENT

Section 8.1                                   The Administrative Agent’s Appointment as Attorney-in-Fact.

(a)                                 Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all reasonably appropriate action and to execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(i)                                     pay or discharge Taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(ii)                                  execute, in connection with any sale provided for in Section 7.4, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(iii)                               (A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (B) take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account, Instrument, General Intangible, or Chattel Paper or with respect to any other Collateral, and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any or all such moneys due under any Account, Instrument, or General Intangible or with respect to any other Collateral whenever payable; (C) ask or demand for, collect, and receive payment of and receipt for any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (D) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (E) receive, change the address for delivery, open and dispose of mail addressed to any Grantor, and execute, assign and indorse negotiable and other instruments for the payment of money, documents of title or other evidences of payment, shipment or storage for any form of Collateral on behalf of and in the name of any Grantor; (F) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (G) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (H) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; and (I) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s and the other Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Anything in this subsection to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this subsection unless an Event of Default shall have occurred and be continuing.  The Administrative Agent shall give the relevant Grantor notice of any action taken pursuant to this subsection when reasonably practicable; provided that the Administrative Agent shall have no liability for the failure to provide any such notice.

(b)                                 If any Grantor fails to perform or comply with any of its agreements contained herein within the applicable grace periods, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c)                                  The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section, together with interest thereon at the rate for Default Interest from the date of payment by the Administrative Agent to the date reimbursed by the Grantors, shall be payable by such Grantors to the Administrative Agent on demand.

(d)                                 Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof and in compliance herewith.  All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

Section 8.2                                   Duty of the Administrative Agent.  The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account and shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which comparable secured parties accord comparable collateral.  Neither the Administrative Agent, any other Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.  The powers conferred on the Administrative Agent and the other Secured Parties hereunder are solely to protect the Administrative Agent’s and the other Secured Parties’

interests in the Collateral and shall not impose any duty upon the Administrative Agent or any other Secured Party to exercise any such powers.  The Administrative Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable judgment.  To the fullest extent permitted by applicable law, the Administrative Agent shall be under no duty whatsoever to make or give any presentment, notice of dishonor, protest, demand for performance, notice of non-performance, notice of intent to accelerate, notice of acceleration, or other notice or demand in connection with any Collateral, or to take any steps necessary to preserve any rights against any Grantor or other Person or ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not it has or is deemed to have knowledge of such matters.  Each Grantor, to the extent permitted by applicable law, waives any right of marshaling in respect of any and all Collateral, and waives any right to require the Administrative Agent or any other Secured Party to proceed against any Grantor or other Person, exhaust any Collateral or enforce any other remedy which the Administrative Agent or any other Secured Party now has or may hereafter have against any Grantor or other Person.

Section 8.3                                   Filing of Financing Statements.  Pursuant to the UCC and any other applicable law, each Grantor authorizes the Administrative Agent, its counsel or its representative, at any time and from time to time, to file or record financing statements, continuation statements, amendments thereto and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Administrative Agent reasonably determines appropriate to perfect the security interests of the Administrative Agent under this Agreement.  A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

Section 8.4                                   Authority of the Administrative Agent.  Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and each Grantor, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

ARTICLE IX

SUBORDINATION OF INDEBTEDNESS

Section 9.1                                   Subordination of All Guarantor Claims.              As used herein, the term “Guarantor Claims” shall mean all debts and obligations of any Grantor to any other Grantor, whether such debts and obligations now exist or are hereafter incurred or arise, or whether the obligation of the debtor thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or obligations be evidenced by note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such debts or obligations may, at their inception, have been or may hereafter be created, or the manner in which they have been or may hereafter be acquired.  After the occurrence and during the continuation of an Event of Default, no Grantor shall receive or collect, directly or indirectly, from any obligor in respect thereof any amount upon the Guarantor Claims.

Section 9.2                                   Claims in Bankruptcy.  In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief or other insolvency proceedings involving any Grantor, the Administrative Agent on behalf of the Secured Parties shall have the right to prove their claim in any proceeding, so as to establish their rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable upon Guarantor Claims.  Each Grantor hereby assigns such dividends and payments to the Administrative Agent for the benefit of the Secured Parties for application against the Secured Obligations as provided under Section 8.2 of the Credit Agreement.  Should the Administrative Agent or any other Secured Party receive, for application upon the Secured Obligations, any such dividend or payment which is otherwise payable to any Grantor, and which, as between such Grantor, shall constitute a credit upon the Guarantor Claims, then upon payment in full of the Secured Obligations and termination of all Commitments, the intended recipient shall become subrogated to the rights of the Administrative Agent and the other Secured Parties to the extent that such payments to the Administrative Agent and the other Secured Parties on the Guarantor Claims have contributed toward the liquidation of the Secured Obligations, and such subrogation shall be with respect to that proportion of the Secured Obligations which would have been unpaid if the Administrative Agent and the other Secured Parties had not received dividends or payments upon the Guarantor Claims.

Section 9.3                                   Payments Held in Trust.  If, notwithstanding Section 9.1 and Section 9.2, any Grantor should receive any funds, payments, claims or distributions which are prohibited by such Sections, then it agrees (a) to hold in trust for the Administrative Agent and the other Secured Parties an amount equal to the amount of all funds, payments, claims or distributions so received, and (b) that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions except to pay them promptly to the Administrative Agent, for the benefit of the Secured Parties; and each Grantor covenants promptly to pay the same to the Administrative Agent.

Section 9.4                                   Liens Subordinate. Each Grantor agrees that, until the Secured Obligations are paid in full and all Commitments have terminated, any Liens securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any Liens securing payment of the Secured Obligations, regardless of whether such encumbrances in favor of such Grantor, the Administrative Agent or any other Secured Party presently exist or are hereafter created or attach.  Without the prior written consent of the Administrative Agent, no Grantor, until all of the Secured Obligations are paid in full and all Commitments have terminated, shall (a) exercise or enforce any creditor’s right it may have against any debtor in respect of the Guarantor Claims or (b) foreclose, repossess, sequester or otherwise take steps or institute any action or proceeding (judicial or otherwise, including, without limitation, the commencement of or joinder in any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any Lien held by it.

Section 9.5                                   Notation of Records. Upon the request of the Administrative Agent, all promissory notes and all accounts receivable ledgers or other evidence of the Guarantor Claims accepted by or held by any Grantor shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under the terms of this Agreement.

ARTICLE X

MISCELLANEOUS

Section 10.1                            Waiver.  No failure on the part of the Administrative Agent or any other Secured Party to exercise and no delay in exercising, and no course of dealing with respect to, any right, remedy, power or privilege under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges provided herein are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.  The exercise by the Administrative Agent of any one or more of the rights, powers and remedies herein shall not be construed as a waiver of any other rights, powers and remedies, including, without limitation, any rights of set-off.

Section 10.2                            Notices.  All notices and other communications provided for herein shall be given in the manner and subject to the terms of Section 10.1 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor in care of the Borrower Agent in accordance with the address of the Borrower Agent determined by reference to the Credit Agreement.

Section 10.3                            Payment of Expenses, Indemnities.

(a)                                 Each Grantor agrees to pay or promptly reimburse the Administrative Agent and each other Secured Party for all advances, charges, costs and expenses (including, without limitation, all costs and expenses of holding, preparing for sale and selling, collecting or otherwise realizing upon the Collateral and all attorneys’ fees, legal expenses and court costs) incurred by any Secured Party in connection with the exercise of its respective rights and remedies hereunder, including, without limitation, any advances, charges, costs and expenses that may be incurred in any effort to enforce any of the provisions of this Agreement or any obligation of any Grantor in respect of the Collateral or in connection with (i) the preservation of the Lien of, or the rights of the Administrative Agent or any other Secured Party under, this Agreement, (ii) any actual or attempted sale, lease, disposition, exchange, collection, compromise, settlement or other realization in respect of, or care of, the Collateral, including all such costs and expenses incurred in any bankruptcy, reorganization, workout or other similar proceeding, or (iii) collecting against such Grantor under the guarantee contained in Article II or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Grantor is a party.

(b)                                 Each Grantor agrees to pay, and to save the Administrative Agent and the other Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, court costs and attorneys’ fees and any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement) incurred because of, incident to, or with respect to the Collateral (including, without limitation, any exercise of rights or remedies in connection therewith) or the execution, delivery, enforcement, performance or administration of this Agreement, to the extent the Parent or the Borrowers would be required to do so pursuant to Section 10.3 of the Credit Agreement.

(c)                                  All amounts for which any Grantor is liable pursuant to this Section shall be due and payable by such Grantor to the Administrative Agent or any Secured Party upon demand.

Section 10.4                            Amendments in Writing.  None of the terms or provisions of this Agreement may be waived, amended, supplemented, or otherwise modified except in accordance with Section 10.2 of the Credit Agreement.

Section 10.5                            Successors and Assigns.  This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Administrative Agent and the other

Secured Parties, the future holders of the Loans, and their respective successors and assigns; provided that no Grantor may assign, transfer, or delegate any of its rights or Secured Obligations under this Agreement without the prior written consent of the Administrative Agent and the Lenders.

Section 10.6                            Severability.                        Any provision of this Agreement held to be invalid, illegal, or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality, or unenforceability without affecting the validity, legality, and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 10.7                            Counterparts.                  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

Section 10.8                            Survival.  The obligations of the parties under Section 10.3 shall survive the repayment of the Secured Obligations and the termination of the Credit Agreement, the Letters of Credit, the Commitments, the Hedging Obligations, and the Bank Product Obligations.  To the extent that any payments on the Secured Obligations or proceeds of any Collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, or other Person under any bankruptcy law, common law, or equitable cause, then, to such extent, the Secured Obligations so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Administrative Agent’s Liens, security interests, rights, powers, and remedies under this Agreement and each other applicable Collateral Document shall continue in full force and effect.  In such event, each applicable Collateral Document shall be automatically reinstated and each Grantor shall take such action as may be reasonably requested by the Administrative Agent and the other Secured Parties to effect such reinstatement.

Section 10.9                            Captions.  Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

Section 10.10                     No Oral Agreements.                         The Loan Documents embody the entire agreement and understanding between the parties and supersede all other agreements and understandings between such parties relating to the subject matter hereof and thereof.  The Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.  There are no unwritten oral agreements between the parties.

Section 10.11                     Governing Law; Submission to Jurisdiction.

(a)                                 This Agreement and the other Loan Documents any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof except for Sections 5-1401 and 5-1402 of the New York General Obligations Law) of the State of New York.

(b)                                 Each Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York, and of the Supreme Court of the State of New York sitting in New York county, and of any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such District Court or such New York state court or, to the extent permitted by applicable law, such appellate court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the any Grantor or its properties in the courts of any jurisdiction.

(c)                                  Each Grantor irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding described in subsection (b) of this Section and brought in any court referred to in subsection (b) of this Section.  Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)                                 Each party to this Agreement irrevocably consents to the service of process in the manner provided for notices in Section 10.2.  Nothing in this Agreement or in any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by law.

Section 10.12                     WAIVER OF JURY TRIAL.                                 EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 10.13                     Acknowledgments.

(a)                                 Each Grantor hereby acknowledges that:

(i)                                     it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(ii)                                  neither the Administrative Agent nor any other Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between such Grantor, on the one hand, and the Administrative Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(iii)                               no joint venture by or among any Secured Party, on the one hand, and any Grantor, on the other hand, is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby.

(b)                                 Each of the parties hereto specifically agrees that it has a duty to read this Agreement and the other Loan Documents to which it is a party and agrees that it is charged with notice and knowledge of the terms of this Agreement and the other Loan Documents to which it is a party; that it has in fact read this Agreement and the other Loan Documents to which it is a party and is fully informed and has full notice and knowledge of the terms, conditions and effects of this Agreement and the other Loan Documents to which it is a party; that it has been represented by independent legal counsel of its choice throughout the negotiations preceding its execution of this Agreement and the other Loan Documents to which it is party; and has received the advice of its attorney in entering into this Agreement and the other Loan Documents to which it is a party; and that it recognizes that certain of the terms of this Agreement and other Loan Documents to which it is a party result in one party assuming the liability inherent in some aspects of the transaction and relieving the other party of its responsibility for such liability.  Each Grantor agrees and covenants that it will not contest the validity or enforceability of any exculpatory provision of this Agreement or the other Loan Documents to which it is a party on the basis that such Grantor had no notice or knowledge of such provision or that the provision is not “conspicuous.”

(c)                                  Each Grantor warrants and agrees that each of the waivers and consents set forth in this Agreement are made voluntarily and unconditionally after consultation with outside legal counsel and with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which such Grantor otherwise may have against any other Grantor, the Administrative Agent, the other Secured Parties or any other Person or against any Collateral.  If, notwithstanding the intent of the parties that the terms of this Agreement shall control in any and all circumstances, any such waivers or consents are determined to be unenforceable under applicable law, such waivers and consents shall be effective to the maximum extent permitted by law.

Section 10.13                     Additional Grantors.                          Each Person that is required to become a party to this Agreement pursuant to Section 5.12 of the Credit Agreement and is not a signatory hereto shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Person of an Assumption Agreement in the form of Annex I.

Section 10.14                     Set-Off.  Each Grantor agrees that, in addition to (and without limitation of) any right of set-off, bankers’ lien or counterclaim a Secured Party may otherwise have, each Secured Party shall have the right and be entitled, at its option, to offset (i) balances held by it or by any of its Affiliates for account of any Grantor at any of its offices, in dollars or in any other currency, and (ii) Obligations then due and payable to such Secured Party (or any Affiliate of such Secured Party), which are not paid when due, in which case it shall promptly notify the Borrower Agent and the Administrative Agent thereof (provided that such Secured Party’s failure to give such notice shall not affect the validity thereof) and apply such balances as required by the terms of the Credit Agreement.

Section 10.15                     Releases.

(a)                                 Release Upon Payment in Full.  The grant of the security interest hereunder and all of the rights, powers and remedies in connection herewith shall remain in full force and effect until the Administrative Agent has (i) retransferred and delivered all of the Collateral in its possession to the Grantors, and (ii) executed a written release or termination statement and reassigned to the Grantors without recourse or warranty any remaining Collateral and all rights conveyed hereby.  Upon (A) the full and indefeasible cash payment and performance of the Secured Obligations, (B) the expiration or termination of the Credit Agreement and all Commitments thereunder and all obligations of the Secured Parties to extend credit or make financial accommodations to any Grantor thereunder, and (C) the expiration, termination, or cancellation of the Letters of Credit (or the cash collateralization of any such Letter of Credit), all security interests granted hereunder shall automatically terminate, and, the

Administrative Agent, at the written request and expense of the Borrower Agent, will promptly release, reassign and transfer the Collateral to the Grantors, without recourse, representation, warranty or other assurance of any kind, and declare this Agreement to be of no further force or effect.

(b)                                 Further Assurances.  If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Administrative Agent, at the request and sole expense of such Grantor, shall promptly execute and deliver to such Grantor all releases or other documents reasonably necessary for the release of the Liens created hereby on such Collateral, made without recourse, representation, warranty or other assurance of any kind.  At the request and sole expense of the Borrowers, a Grantor shall be released from its obligations hereunder in the event that all the equity interests of such Grantor shall be sold, transferred or otherwise disposed of in a transaction expressly permitted by the Credit Agreement; provided that the Borrower Agent shall have delivered to the Administrative Agent, at least ten Business Days before the date of the proposed release, a written request for release identifying the relevant Grantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower Agent stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

(c)                                  Retention in Satisfaction.  Except as may be expressly applicable pursuant to Section 9-620 of the UCC, no action taken or omission to act by the Administrative Agent or the other Secured Parties hereunder, including, without limitation, any exercise of voting or consensual rights or any other action taken or inaction, shall be deemed to constitute a retention of the Collateral in satisfaction of the Secured Obligations or otherwise to be in full satisfaction of the Secured Obligations, and the Secured Obligations shall remain in full force and effect, until the Administrative Agent and the other Secured Parties shall have applied payments (including, without limitation, collections from Collateral) towards the Secured Obligations in the full amount then outstanding or until such later time as is provided in subsection (a) of this Section.

Section 10.16                     Reinstatement.             The obligations of each Grantor under this Agreement (including, without limitation, with respect to the guarantee contained in Article II and the provision of collateral herein) shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the any Grantor or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Grantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

Section 10.17                     Acceptance.                             Each Grantor hereby expressly waives notice of acceptance of this Agreement, acceptance on the part of the Administrative Agent and the other Secured Parties being conclusively presumed by their request for this Agreement and delivery of the same to the Administrative Agent.

ARTICLE XI

KEEPWELL

Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Agreement in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Article XI for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this

Article XI, or otherwise under this Agreement, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until this Agreement has been terminated pursuant to Section 10.16(a). Each Qualified ECP Guarantor intends that this Article XI constitute, and this Article XI shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

[Continued on following page.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

GRANTORS:

TESSCO TECHNOLOGIES INCORPORATED, a Delaware corporation

By:	/s/ Robert B. Barnhill, Jr.
Name:	Robert B. Barnhill, Jr.
Title:	President

TESSCO INCORPORATED, a Delaware corporation:

By:	/s/ Robert B. Barnhill, Jr.
Name:	Robert B. Barnhill, Jr.
Title:	President and Chief Executive Officer

GW SERVICE SOLUTIONS, INC., a Delaware corporation

By:	/s/ Robert B. Barnhill, Jr.
Name:	Robert B. Barnhill, Jr.
Title:	President

TESSCO SERVICE SOLUTIONS, INC., a Delaware corporation

By:	/s/ Robert B. Barnhill, Jr.
Name:	Robert B. Barnhill, Jr.
Title:	President

TCPM, INC., a Delaware corporation

By:	/s/ Robert B. Barnhill, Jr.
Name:	Robert B. Barnhill, Jr.
Title:	President and Chief Executive Officer

[TESSCO—GUARANTY AND SECURITY AGREEMENT]

WIRELESS SOLUTIONS INCORPORATED, a Maryland corporation

By:	/s/ Robert B. Barnhill, Jr.
Name:	Robert B. Barnhill, Jr.
Title:	President

TESSCO FINANCIAL CORPORATION, a Delaware corporation

By:	/s/ Robert B. Barnhill, Jr.
Name:	Robert B. Barnhill, Jr.
Title:	President

TESSCO COMMUNICATIONS INCORPORATED, a Delaware corporation

By:	/s/ Robert B. Barnhill, Jr.
Name:	Robert B. Barnhill, Jr.
Title:	President

TESSCO BUSINESS SERVICES, LLC, a Delaware limited liability company

By:	/s/ Robert B. Barnhill, Jr.
Name:	Robert B. Barnhill, Jr.
Title:	President

TESSCO INTEGRATED SOLUTIONS, LLC, a Delaware limited liability company

By:	/s/ Robert B. Barnhill, Jr.
Name:	Robert B. Barnhill, Jr.
Title:	President

[TESSCO—GUARANTY AND SECURITY AGREEMENT]

Acknowledged and Agreed to as of the date hereof:

ADMINISTRATIVE AGENT:

SUNTRUST BANK

By:	/s/ Chris Curtis
Name: Chris Curtis
Title: Director

[TESSCO—GUARANTY AND SECURITY AGREEMENT]

SCHEDULE 3

Filings and Other Actions
Required to Perfect Security Interests

Uniform Commercial Code Filings (UCC-1)

Grantor	Jurisdiction
TESSCO Technologies Incorporated	Delaware
TESSCO Incorporated	Delaware
TESSCO Service Solutions, Inc.	Delaware
GW Service Solutions, Inc.	Delaware
TCPM, Inc.	Delaware
TESSCO Business Services, LLC	Delaware
TESSCO Integrated Solutions, LLC	Delaware
TESSCO Communications Incorporated	Delaware
TESSCO Financial Corporation	Delaware
Wireless Solutions Incorporated	Maryland

Bailee Agreements

None

SCHEDULE 4

Legal Name, Organizational Status, Chief Executive Office

Legal Name	Jurisdiction of Organization	Tax ID#	Organizational #	Location of Office
TESSCO Technologies Incorporated	Delaware			Global Logistics Center 11126 McCormick Rd Hunt Valley, Maryland 21031
TESSCO Incorporated	Delaware			Global Logistics Center 11126 McCormick Rd Hunt Valley, Maryland 21031
TESSCO Service Solutions, Inc.	Delaware			Global Logistics Center 11126 McCormick Rd Hunt Valley, Maryland 21031
GW Service Solutions, Inc.	Delaware			Global Logistics Center 11126 McCormick Rd Hunt Valley, Maryland 21031
TCPM, Inc.	Delaware			Global Logistics Center 11126 McCormick Rd Hunt Valley, Maryland 21031
TESSCO Business Services, LLC	Delaware			Global Logistics Center 11126 McCormick Rd Hunt Valley, Maryland 21031
TESSCO Integrated Solutions, LLC	Delaware			Global Logistics Center 11126 McCormick Rd Hunt Valley, Maryland 21031
TESSCO Communications Incorporated	Delaware			Global Logistics Center 11126 McCormick Rd Hunt Valley, Maryland 21031
TESSCO Financial Corporation	Delaware			Global Logistics Center 11126 McCormick Rd Hunt Valley, Maryland 21031
Wireless Solutions Incorporated	Maryland			Global Logistics Center 11126 McCormick Rd Hunt Valley, Maryland 21031

SCHEDULE 5

Prior Names and Prior Chief Executive Offices

None.

ANNEX I

Form of Assumption Agreement

THIS ASSUMPTION AGREEMENT, dated as of [     ] (this “Assumption Agreement”), is made by [NAME OF NEW SUBSIDIARY], a [state of organization / incorporation] [type of entity] (the “Additional Grantor”), in favor of SUNTRUST BANK, as administrative agent (in such capacity, the “Administrative Agent”) for the Secured Parties (as defined in the Guaranty and Security Agreement referred to below).  All capitalized terms not defined herein shall have the meanings assigned to them in the Guaranty and Security Agreement.

WHEREAS, TESSCO TECHNOLOGIES INCORPORATED, a Delaware corporation (the “Parent”), the Subsidiaries of Parent from time to time party thereto as “Borrowers,” the lenders from time to time parties thereto, the issuing bank party thereto, and the Administrative Agent have entered into a Credit Agreement, dated as of June 24, 2016 (as the same may be amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, in connection with the Credit Agreement, the Parent and certain of its Subsidiaries have entered into the Guaranty and Security Agreement, dated as of June 24, 2016 (as amended, restated, supplemented, or otherwise modified from time to time, the “Guaranty and Security Agreement”), in favor of the Administrative Agent for the benefit of the Secured Parties;

WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Guaranty and Security Agreement; and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guaranty and Security Agreement;

NOW, THEREFORE, it is agreed:

SECTION 1.                         Guaranty and Security Agreement.  By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 10.14 of the Guaranty and Security Agreement, hereby becomes a party to the Guaranty and Security Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder and expressly grants to the Administrative Agent, for the benefit of the Secured Parties, a security interest in all Collateral now owned or at any time hereafter acquired by such Additional Grantor to secure all of such Additional Grantor’s obligations and liabilities thereunder.  The information set forth in Schedule A hereto is hereby added to the information set forth in Schedules 1 through 9 to the Guaranty and Security Agreement.  The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Article V of the Guaranty and Security Agreement is true and correct on and as of the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

SECTION 2.                         Governing Law.  THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED, AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF EXCEPT FOR SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[NAME OF ADDITIONAL GRANTOR]

By:
Name:
Title:

Acknowledged and Agreed to as of the date hereof:

ADMINISTRATIVE AGENT:

SUNTRUST BANK

By:
Name:
Title: